Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of March 20, 2007, is between A.D.A.M., INC., a Georgia corporation (“Borrower”); ONLINE BENEFITS, INC., a Delaware corporation (“Online Benefits) (Borrower and Online Benefits sometimes hereinafter are referred to individually as a “Credit Party” and collectively as the “Credit Parties”); the financial institutions from time to time parties to the Credit Agreement described below, as the Lenders thereunder; and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as administrative agent for the Lenders (“Agent”).

RECITALS

A. The Credit Parties, Integrative Medicine Communications, Inc., a Massachusetts corporation (“IMC”), Nidus Information Services, Inc., a Delaware corporation (“Nidus”), Benergy Outsourcing Strategies, Inc., a Delaware corporation (“Benergy”), and Captiva Software, Inc., a Florida corporation (“Captiva”), Agent and the Lenders entered into that certain Credit Agreement dated as of August 14, 2006 (the “Credit Agreement”), pursuant and subject to the terms and conditions of which the Lenders thereunder agreed to extend certain loans and other financial accommodations to Borrower.

B. On December 20, 2006 (i) IMC and Nidus merged with and into Borrower with Borrower as the surviving corporation (the “IMC/Nidus Mergers”) and (ii) Benergy and Captiva merged with and into Online Benefits with Online Benefits as the surviving corporation (the “Benergy/Captiva Mergers”).

C. Certain Events of Default (the “Subject Defaults”) have occurred under Section 8.1(c) of the Credit Agreement because the Credit Parties breached Section 7.4(i) of the Credit Agreement since (i) the IMC/Nidus Mergers were not permitted under Section 7.4(i) of the Credit Agreement and (ii) the Credit Parties failed to give Agent at least 10 Business Days’ prior written notice of the Benergy/Captiva Mergers.

D. The Credit Parties have requested that Agent and the Lenders (i) waive the Subject Defaults and (ii) modify in certain respects the financial covenants and amortization schedule contained in the Credit Agreement.

E. Agent and the Lenders are willing to agree to the requests of the Credit Parties subject to the terms and conditions of this First Amendment.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions, premises and other mutual covenants set forth in this First Amendment, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Credit Parties, Agent and the Lenders hereby agree as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is amended as set forth below.

(a) Section 2.9(a). Section 2.9(a) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(a) The Principal Balance of Term Loan A shall be paid in installments on the dates and in the respective amounts set forth below:

Payment Date	Amount of Installment
March 19, 2007	$2,000,000
June 30, 2008	$1,000,000
September 30, 2008	$1,000,000
December 31, 2008	$1,250,000
March 31, 2009	$1,250,000
June 30, 2009	$1,250,000
September 30, 2009	$1,250,000
December 31, 2009	$1,250,000
March 31, 2010	$1,250,000
June 30, 2010	$1,250,000
September 30, 2010	$1,250,000
December 31, 2010	$1,500,000
March 31, 2011	$1,500,000
June 30, 2011	$1,500,000

(b) Exhibit B-1. Exhibit B-1 is amended by deleting Items 1, 2, 3 and 4 contained therein in their entirety and substituting the following in lieu thereof:

“1. Minimum EBITDA. No Credit Party shall permit EBITDA for the Computation Period (as defined in Exhibit B-2) ending on any date set forth in the table below to be less than the minimum amount set forth in the table below opposite such date:

Date	Minimum EBITDA
December 31, 2006	$1,599,000
March 31, 2007	$3,122,000
June 30, 2007	$4,338,000
September 30, 2007	$5,615,000
December 31, 2007	$5,143,000
March 31, 2008	$6,133,000
June 30, 2008	$6,285,000
September 30, 2008	$6,461,000
December 31, 2008	$6,583,000
March 31, 2009	$6,166,000
June 30, 2009	$6,272,000
September 30, 2009	$6,666,000
December 31, 2009	$7,375,000
March 31, 2010	$7,697,000
June 30, 2010	$8,197,000
September 30, 2010	$8,638,000
December 31, 2010	$9,020,000
March 31, 2011	$9,397,000
June 30, 2011 and the last day of each calendar quarter thereafter	$9,500,000

“EBITDA” shall be calculated in the manner set forth on Exhibit B-2.

2. Leverage Ratio. No Credit Party shall permit the Leverage Ratio as of any date set forth below to exceed the maximum ratio set forth in the table below opposite such date:

Date	Maximum Leverage Ratio
December 31, 2006	4.10
March 31, 2007	4.10
June 30, 2007	4.25
September 30, 2007	4.25
December 31, 2007	4.25
March 31, 2008	3.75
June 30, 2008	3.50
September 30, 2008	3.25
December 31, 2008	3.00
March 31, 2009	3.00
June 30, 2009	2.75
September 30, 2009	2.40
December 31, 2009	2.00
March 31, 2010	1.75
June 30, 2010	1.50
September 30, 2010	1.25
December 31, 2010	1.25
March 31, 2011 and the last day of each calendar quarter thereafter	1.00

The “Leverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

3. Fixed Charge Coverage Ratio. No Credit Party shall permit the Fixed Charge Coverage Ratio as of any date set forth in the table below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Fixed Charge Coverage Ratio
December 31, 2006	1.20
March 31, 2007	2.20
June 30, 2007	2.30
September 30, 2007	2.20
December 31, 2007	1.40
March 31, 2008	1.20
June 30, 2008	1.00
September 30, 2008	1.00
December 31, 2008	1.00
March 31, 2009	1.00
June 30, 2009	1.00
September 30, 2009	1.00
December 31, 2009	1.00
March 31, 2010	1.10
June 30, 2010	1.20
September 30, 2010	1.30
December 31, 2010	1.30
March 31, 2011	1.40
June 30, 2011	1.40
September 30, 2011 and the last day of each calendar quarter thereafter	1.50

The “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

4. Interest Coverage Ratio. No Credit Party shall permit the Interest Coverage Ratio as of any date set forth in the table below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Interest Coverage Ratio
December 31, 2006	1.75
March 31, 2007	2.75
June 30, 2007	2.50
September 30, 2007	2.50
December 31, 2007	2.25
March 31, 2008	2.50
June 30, 2008	2.75
September 30, 2008	2.75
December 31, 2008	3.00
March 31, 2009	3.15
June 30, 2009	3.40
September 30, 2009 and the last day of each calendar quarter thereafter	3.50

The “Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.”

3. Amendment Fee. In consideration of the willingness of Agent and the Lenders to enter into this First Amendment, Borrower agrees to pay to Agent, for the ratable benefit of the Lenders, a non-refundable amendment fee of $25,000 (the “Amendment Fee”). The Amendment Fee shall be deemed to be fully earned and payable upon the execution and delivery of this First Amendment by Agent and the Credit Parties.

4. Conditions to Effectiveness. This First Amendment shall be effective upon the satisfaction (or waiver in advance by Agent in its sole discretion) of all of the following conditions in a manner, form and substance satisfactory to Agent:

(a) Delivery of Documents. The following shall have been delivered to Agent, each duly authorized and originally executed (except as otherwise noted below) and each in form and substance satisfactory to Agent:

(1) this First Amendment;

(2) Agent shall have received from each Credit Party a certificate of the corporate Secretary or Assistant Secretary of each Credit Party certifying (i) that there have been no changes to the Charter and Good Standing Documents delivered to Agent in on the Closing Date, and (ii) resolutions adopted by the board of directors of each Credit Party pursuant to applicable laws authorizing the execution and delivery of this First Amendment and all other documents and instruments executed in connection herewith and the consummation of the transactions contemplated herein;

(3) Agent shall have received evidence satisfactory to Agent in its Permitted Discretion that the IMC/Nidus Mergers and the Benergy/Captiva Mergers have been consummated, including, without limitation, Articles or Certificates of Merger from the applicable Secretaries of State; and

(4) Agent shall have received such other documents, instruments and agreements as Agent may require in its Permitted Discretion in connection with this First Amendment.

(b) No Default. No Default or Event of Default shall exist, other than the Subject Defaults.

(c) Representations and Warranties. All representations, warranties, covenants and agreements of the Credit Parties contained in the Credit Agreement and the other Loan Documents shall be true and correct as though then made (except for those representations and warranties made as of a specific date or with respect to changes permitted by the Credit Agreement).

(d) Amendment Fee. Borrower shall have paid to Agent the Amendment Fee and the $2,000,000 scheduled installment of the Principal Balance of Term Loan A due on March 19, 2007.

The date on which all of the conditions set forth in this Section 4 have been satisfied is referred to herein as the “Effective Date.”

4. Waiver of Subject Defaults. From and after the Effective Date, the Agent and the Lenders hereby waive the Subject Defaults, including their right to charge interest at the Default Rate on account of the Subject Defaults. Such waiver (i) shall not be deemed to extend to any other Event of Default which has arisen or may hereafter arise, whether or not known to the Agent, the Lenders, any Credit Party on the date hereof, (ii) shall not be deemed to effect any amendment of the Loan Agreement or any of the other Loan Documents, all of which shall remain in full force and effect in accordance with their respective terms except as expressly amended hereby and (iii) shall not be deemed to establish a custom or course of dealing among the Credit Parties, the Agent and the Lenders.

5. Reaffirmation of Liability. Each Credit Party hereby ratifies, reaffirms and confirms each and every one of its liabilities, obligations and agreements under the Credit Agreement and each other Loan Document, all as amended by this First Amendment, and the Liens created thereby, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by Agent or the Lenders of such liabilities, obligations and agreements, (ii) Agent and the Lenders have fully performed all obligations to the Credit Parties which they may have had, or have, on and as of the date hereof and (iii) other than as specifically set forth herein, Agent and the Lenders do not waive, diminish or limit any term or condition contained in the Credit Agreement or the other Loan Documents. The agreement of Agent and the Lenders to the terms of this First Amendment or any other amendment of the Credit Agreement shall not be deemed to establish or create a custom or course of dealing among the Credit Parties, Agent and the Lenders.

6. Representations and Warranties.

(a) Notwithstanding any other provision of this First Amendment, each Credit Party hereby (i) confirms and makes all of the representations and warranties set forth in the Credit Agreement and other Loan Documents with respect to such Credit Party as of the date hereof and confirms that they are true and correct in all material respects (except for those representations and warranties made as of a specific date or with respect to changes permitted by the Credit Agreement), and (ii) specifically represents and warrants to Agent and the Lenders that it has good and marketable title to all of its respective Collateral, free and clear of any Lien or security interest in favor of any other Person (other than Permitted Liens).

(b) Each Credit Party hereby represents and warrants as of the date of this First Amendment as follows: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this First Amendment are within its powers, have been duly authorized, and do not contravene (A) its certificate or articles of incorporation or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this First Amendment by or against it; (iv) this First Amendment has been duly executed and delivered by it; (v) this First Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (vi) no Default or Event of Default exists, has occurred or is continuing.

7. Expenses. The Credit Parties shall pay all costs and expenses incurred by Agent or any of its Affiliates, including, without limitation, documentation and diligence fees and expenses, all recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses and reasonable attorneys’ fees and expenses, in connection with entering into, negotiating, preparing, reviewing and executing this First Amendment and all related agreements, documents and instruments, and all of the same may be charged to the Credit Parties’ account and shall be part of the Obligations. If Agent or any of its Affiliates uses in-house counsel for any of the purposes set forth above, the Credit Parties expressly agree that their Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Affiliate in its sole discretion for the work performed.

8. References. From and after the Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this First Amendment, (ii) each reference in any other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by this First Amendment and (iii) this First Amendment shall constitute a “Loan Document.” Except as specifically amended hereby, the Credit Agreement and all other Loan Documents shall remain in full force and effect and the terms thereof are expressly incorporated herein and are ratified and confirmed in all respects. This First Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Credit Agreement. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement as amended by this First Amendment as though such terms and conditions were set forth herein in full. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided in this First Amendment, operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document or any other documents, instruments and agreements executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing whether arising before or after the date hereof or as a result of performance hereunder.

9. Governing Law and Jury Trial. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

10. Headings and Counterparts. The captions in this First Amendment are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this First Amendment and shall not affect the meaning or interpretation of this First Amendment. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This First Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for all purposes, and each party to this First Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this First Amendment.

11. Release of Claims. In consideration of the execution and delivery of this First Amendment by Agent and the Lenders, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by Agent and the Lenders arising under the Credit Agreement and the other Loan Documents, the Credit Parties each hereby irrevocably release and forever discharge Agent and the Lenders and each of their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which the Credit Parties now may have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent whatsoever (collectively, “Claims”). Each Credit Party represents and warrants to Agent and the Lenders that it has not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise. The Credit Parties shall indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys’ fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

12. Amendments. This First Amendment may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by the written agreement of Agent, the Lenders and the Credit Parties. This First Amendment shall be considered part of the Credit Agreement for all purposes under the Credit Agreement.

13. Entire Agreement. This First Amendment, the Credit Agreement, and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

14. Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This First Amendment shall inure to the benefit of Agent, all future holders of any note, any of the Obligations or any of the Collateral and all Transferees, and each of their respective successors and permitted assigns. No Credit Party may assign, delegate or transfer this First Amendment or any of its rights or obligations under this First Amendment without the prior written consent of Agent. No rights are intended to be created under this First Amendment for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party. Nothing contained in this First Amendment shall be construed as a delegation to Agent of any Credit Party’s duty of performance, including, without limitation, any duties under any account or contract in which Agent has a security interest or Lien. This First Amendment shall be binding upon the Credit Parties and their respective successors and assigns.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

CREDIT PARTIES:	A.D.A.M., INC.

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	Chief Executive Officer

ONLINE BENEFITS, INC.

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	Chief Executive Officer

AGENT AND LENDER:	CAPITALSOURCE FINANCE LLC

	By:	/s/ John N. Toufanian
	Name:	John N. Toufanian
	Title:	Authorized Signatory